Exhibit 10.13

EASTERN VIRGINIA BANKSHARES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2008

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

Supplemental Executive Retirement Plan

-i-

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

7.01	Unfunded Plan	11
7.02	Life Insurance	11
7.03	Trust	11

ARTICLE VIII	RESTRICTIONS ON TRANSFER OF BENEFITS	12

ARTICLE IX	ADMINISTRATION OF THE PLAN	13
9.01	The Board	13
9.02	Indemnification of the Board	13
9.03	Powers of the Board	13
9.04	Information	13
9.05	Claims Procedure	13

ARTICLE X	MISCELLANEOUS	14
10.01	Binding Nature	14
10.02	Governing Law	14
10.03	Construction	14
10.03	Other Benefits and Agreements	14
10.05	Severability	14
10.06	Gender and Number	14
10.07	Titles and Captions	15
10.08	Omnibus Provisions	15

ARTICLE XI	ADOPTION	16

Supplemental Executive Retirement Plan

-ii-

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

INTRODUCTION

The Board of Directors of Eastern Virginia Bankshares, Inc. adopted the Supplemental Executive Retirement Plan, effective January 1, 2008, for the purpose of retaining and motivating the Corporation’s Chief Executive Officer.

The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a “select group of management or highly compensated employees” (as such phrase is used in the Employee Retirement Income Security Act of 1974). The Plan must be administered and construed in a manner that is consistent with that intent.

The Plan is intended to satisfy the requirements of Code Section 409A and Treasury Regulations issued thereunder. Each provision and term of the Plan should be interpreted accordingly.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE I

DEFINITIONS

The following phrases or terms have the indicated meanings:

1.01	Affiliate

Affiliate means (i) any entity that is a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(c), of which the Corporation is a member according to Code section 414(b); (ii) an unincorporated trade or business that is under common control with the Corporation as determined according to Code section 414(c); or (iii) a member of an affiliated service group of which the Corporation is a member according to Code section 414(m).

1.02	Beneficiary

Beneficiary means the person, persons, entity, entities or the estate of a Participant entitled to receive benefits under the Plan in accordance with a properly completed beneficiary designation form. If a Participant fails to complete a beneficiary designation form, or the form is incomplete, Beneficiary means the Participant’s estate. A Participant may amend or change his Beneficiary designation in accordance with procedures established by the Board.

1.03	Board

Board means the Board of Directors of Eastern Virginia Bankshares, Inc.

1.04	Change in Control

Change in Control means, (i) any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Corporation securities having 50% or more of the combined voting power of the then outstanding Corporation securities that may be cast for the election of the Corporation’s directors other than a result of an issuance of securities initiated by the Corporation, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Corporation before such events cease to constitute a majority of the Corporation’s Board, or any successor’s board, within two years of the last of such transactions. For purposes of this Agreement, a Change of Control occurs on the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

1.05	Code

Code means the Internal Revenue Code of 1986, as amended.

1.06	Corporation

Corporation means Eastern Virginia Bankshares, Inc.

1.07	Disability or Disabled

Disability or Disabled means a Participant is considered disabled if the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation.

1.08	Eligible Employee

Eligible Employee means an individual (i) who is employed by the Corporation or an Affiliate and (ii) who is a member of management or is a highly compensated employee.

1.09	Normal Retirement Age

Normal Retirement Age means the attainment of age 67.

1.10	Participant

Participant means an Eligible Employee who is designated by the Board to participate in the Plan in accordance with Article II. An individual shall remain a Participant only so long as the individual remains an Eligible Employee and his designation as a Participant has not been revoked or rescinded.

1.11	Plan

Plan means the Eastern Virginia Bankshares, Inc. Supplemental Executive Retirement Plan.

1.12	Separation from Service

Separation from Service means either: (i) the complete cessation of the performance of services by the Participant for the Corporation for whatever reason, or (ii) a diminished level of services where the Participant is expected to perform services at a level equal to 20% or less of

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

the average level of service provided during the immediately preceding 36 months, provided, however, that Separation from Service does not include military leave, sick leave or other bona fide leave of absence if (i) the period of such leave does not exceed six months, and (ii) there is a reasonable expectation that the Participant will return to perform service with the Corporation.

1.13	Specified Employee

Specified Employee means a Participant who on the date of his Separation from Service is a Key Employee of the Corporation provided that the Corporation is publicly traded on an established securities market. The Corporation shall determine the Participants who are Key Employees on the Specified Employee Identification Date. Any Participant who is a Key Employee on the Specified Employee Identification Date shall be treated as a Key Employee for the entire 12 month period beginning on the Specified Employee Effective Date. For purposes of this definition, the following terms apply:

(a) Key employee means a Participant who meets the requirements of Code section 416(i)(l)(A)(i), (ii), or (iii) applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5). Compensation for purposes of identifying the Key Employee is defined according to Treasury Regulation section 1.415(c)-2(a) applied without regard to the safe harbor provided in Treasury Regulation section 1.415(c)-2(d), the special timing rules provided in Treasury Regulation section 1.415(c)-2(e), and the special rules provided in Treasury Regulation section 1.415(c)-2(g).

(b) The Specified Employee Identification Date shall be December 31.

(c) The Specified Employee Effective Date is the first day of the fourth month following the Specified Employee Identification Date.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE II

PARTICIPATION

An Eligible Employee who is designated to participate in the Plan by the Board shall become a Participant in the Plan as of the date specified by the Board. A Participant shall continue to participate until such date as the Board may declare he is no longer a Participant or until the date that he is no longer an Eligible Employee.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE III

BENEFITS

3.01	Normal Retirement Benefit

(a) Upon his Separation from Service on or after his Normal Retirement Age, a Participant shall be entitled to an annual Retirement benefit equal to $155,000.

(b) A Participant’s benefit under subsection (a) above shall be payable in equal or substantially equal monthly installments over a 15-year period commencing on the first day of the month following the Participant’s Separation from Service after his Normal Retirement Age, provided that with respect to a Participant who is a Specified Employee or his Separation from Service, such monthly benefits shall commence on the first day of the month following the six- month anniversary of the Participant’s Separation from Service. The first payment shall include a “catch up” amount equal to the sum of payments that would have been made to the Participant during the period preceding the first payment date if no six-month delay applied, plus interest compounded monthly using the prime rate as published in the Wall Street Journal in effect as of the first day of each month.

3.02	Separation from Service Prior to Normal Retirement Age

(a) Subject to subsection (c) below, a Participant who Separates from Service prior to his Normal Retirement Age shall forfeit the nonvested portion of the benefit provided in section 3.01. A Participant shall vest in his Normal Retirement Benefit in accordance with the following schedule:

Separation at age	Percentage Vested
52	5.00%
53	10.15%
54	15.45%
55	20.90%
56	26.56%
57	32.25%
58	38.15%
59	44.20%
60	50.40%
61	56.75%
62	63.25%
63	69.90%
64	76.70%
65	83.65%
66	90.75%
67	100.00%

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

(b) A Participant who separates from Service prior to his Normal Retirement Age shall be entitled to the vested percentage of his Normal Retirement commencing on the first day of the month following the later of the Participant’s attainment of age 62 or his Separation from Service, and such benefits shall be payable in substantially equal monthly installments over a 15- year period; provided, however, that if the Participant is a Specified Employee, his benefits shall commence no earlier than the first day of the month following the six-month anniversary of his Separation of Service. The first payment shall include a “catch up” amount equal to the sum of payments that would have been made to the Participant during the period preceding the first payment date if no six-month delay applied, plus interest compounded monthly using the prime rate as published in the Wall Street Journal in effect as of the first day of each month.

(c) Upon a Change in Control, a Participant shall be fully vested in his Normal Retirement benefit.

3.03	Disability

If a Participant becomes Disabled prior to his Separation from Service and during his employment with the Corporation or an Affiliate, he shall be entitled to receive the vested percentage of his Normal Retirement Benefit based on his age (in whole years) as of the date he became Disabled. Such benefit shall be payable as of the first day of the month following the date the Participant is determined to be Disabled and shall be payable in substantially equal monthly payments over a 15-year period.

3.04	Death Benefits

(a) If a Participant dies prior to his Separation from Service, no benefits shall be payable under the Plan.

(b) If a Participant dies after benefit payments begin under the Plan, a Participant’s Beneficiary shall be entitled to any payments remaining in the 15-year period certain period.

3.05	Anti-Acceleration

Notwithstanding anything in the Plan to the contrary, no payment may be made which accelerates the time over which distributions shall be made to the Participant (except as other permitted under Code section 409A).

Notwithstanding the preceding, the Company, in its discretion, may accelerate distributions under the Plan in accordance with each of the payment events contained in Treasury Regulation section 1.409A-3(j)(4)(ii) through (xiv).

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE IV

GUARANTEES

Eastern Virginia Bankshares, Inc. and any Affiliate participating in the Plan have only a contractual obligation to pay the benefits described in Article III. All benefits are to be satisfied solely out of the general corporate assets of the Corporation or the appropriate Affiliate which shall remain subject to the claims of its creditors. No assets of the Corporation or a participating Affiliate will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan. If the Corporation, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE V

TERMINATION OF EMPLOYMENT

5.01	No Guarantee of Employment

The Plan does not in any way limit the right of the Corporation or an Affiliate at any time and for any reason to terminate the Participant’s employment or such Participant’s status as an Eligible Employee. In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Corporation or an Affiliate and a Participant.

5.02	Termination of Employment

A Participant who ceases to be an Eligible Employee or whose employment with the Corporation and its Affiliates is terminated with Cause shall immediately cease to be a Participant under this Plan and shall forfeit all rights under this Plan. For purposes of this Section 5.02, “Cause” means the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the stated duties for any reason other than for Disability, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, conviction of a felony or misdemeanor involving moral turpitude, misappropriation of the Corporation’s assets (determined on a reasonable basis) or those of its Affiliates.

5.03	Forfeiture

Notwithstanding Section 5.02 above, a Participant forfeits all benefits if he enters into Competition with the Corporation prior to a Change in Control. For purposes of this Section 5.03, “Competition” means to directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere with a 20 mile radius of the principal executive offices of the Corporation or on the date the Participant’s employment terminates; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Corporation to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Corporation or its Affiliates. As used in this Plan, the term “Competitive Business” means all banking and financial products and services that are substantially similar to those offered by the Corporation on the date that the Participant’s employment terminates.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE VI

TERMINATION, AMENDMENT OR MODIFICATION OF PLAN

6.01	Amendment or Termination

Except as otherwise specifically provided, the Corporation reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time. Such right to terminate, amend or modify the Plan shall be exercised by the Board. The Board may delegate to its Executive Committee all or part of its authority to amend or terminate the Plan. The Plan shall not be terminated unless such termination is permitted and administered in accordance with Treasury Regulation section 1.409A-3(j)(4)(ix).

6.02	Notice

Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Corporation such notice shall be addressed to it at Eastern Virginia Bankshares, Inc., P. 0. Box 1455, Tappahannock, Virginia 22560; addressed to the attention of the Corporate Secretary. If notice is to be given to a Participant, such notice shall be addressed to the Participant’s last known address.

6.03	Limitation on Amendment, Termination, etc.

The rights of the Corporation set forth in Plan section 6.01 are subject to the condition that the Board or its delegate shall take no action to decrease the benefit that has vested through the date of amendment or termination.

6.04	Effect of Plan Termination

Except as provided in Plan sections 6.01 and 6.03 upon the termination of this Plan by the Board, the Plan shall no longer be of any further force or effect, and neither the Corporation, any Affiliate nor any Participant shall have any further obligation or right under this Plan. Likewise, the rights of any individual who was a Participant and whose designation as a Participant is revoked or rescinded by the Board shall cease upon such action.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE VII

FUNDING

7.01	Unfunded Plan

All Plan Participants and Beneficiaries are general unsecured creditors of the Corporation with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future. It is the intention of the Corporation that the Plan be considered unfunded for tax purposes.

7.02	Life Insurance

The Corporation may, but is not required to, purchase life insurance in amounts sufficient to provide some or all of the benefits provided under this Plan or may otherwise segregate assets for such purpose.

7.03	Trust

The Corporation may, but is not required to, establish a grantor trust which may be used to hold assets of the Corporation which are maintained as reserves against the Corporation’s unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Corporation’s creditors. To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Corporation’s obligation hereunder, then such obligation of the Corporation shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE VIII

RESTRICTIONS ON TRANSFER OF BENEFITS

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Board, shall cease and terminate, and, in such event, the Board may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Board may deem proper.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE IX

ADMINISTRATION OF THE PLAN

9.01	The Board

The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Board’s interpretation and construction of any provision of the Plan shall be final and conclusive. The Board in its sole discretion may delegate ministerial duties with respect to the administration of the Plan to employees of the Corporation or to third parties.

9.02	Indemnification of the Board

The Corporation shall indemnify and save harmless each member of the Board against any and all expenses and liabilities arising out of membership on the Board related to any shareholder or similar action involving the Plan, excepting only expenses and liabilities arising out of a member’s own willful misconduct. Expenses against which a member of the Board shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

9.03	Powers of the Board

In addition to the powers hereinabove specified, the Board shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under Plan section 3.01.

9.04	Information

To enable the Board to perform its functions, the Corporation shall supply full and timely information to the Board on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Board may require.

9.05	Claims Procedure

All claims for benefits shall be in writing in a form satisfactory to the Board. If the Board wholly or partially denies a Participant’s or Beneficiary’s claim for benefits, the Board shall review the Participant’s claim in accordance with applicable procedures described in the Employee Retirement Income Security Act of 1974.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE X

MISCELLANEOUS

10.01	Binding Nature

The Plan shall be binding upon the Corporation, any participating Affiliates and its successors and assigns, subject to the powers set forth in Article VI, and upon a Participant, his or her Beneficiary, and either of their assigns, heirs, executors and administrators.

10.02	Governing Law

To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia (including its choice of law rules, except to the extent those rules would require the application of the law of a state other than Virginia) as in effect at the time of their adoption and execution, respectively.

10.03	Construction

Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

10.04	Other Benefits and Agreements

The benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Corporation for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Corporation in which a Participant is participating.

10.05	Severability

If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

10.06	Gender and Number

In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

10.07	Titles and Captions

Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.08	Omnibus Provisions

(a) Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2). Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b) It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder). The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder) and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

Supplemental Executive Retirement Plan

Eastern Virginia Bankshares, Inc.

Supplemental Executive Retirement Plan

Effective January 1, 2008

ARTICLE XI

ADOPTION

The Corporation has adopted this Plan pursuant action taken by the Board.

As evidence of its adoption of the Plan, Eastern Virginia Bankshares, Inc. has caused this document to be signed by its                                          , this        day of                      2007, as effective January 1, 2008.

EASTERN VIRGINIA BANKSHARES, INC.

By:

Supplemental Executive Retirement Plan